SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement            [_]  Confidential, For Use of
[_]  Definitive Proxy Statement                  Commission Only (as permitted
[_]  Definitive Additional Materials             by Rule 14a-6(e)(2))
[_] Soliciting Material Under Rule 14a-11(c) or Rule 14a-12



                       ECLIPSE SURGICAL TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                       ECLIPSE SURGICAL TECHNOLOGIES, INC.

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        To Be Held Friday, June 15, 2001

                            -------------------------

TO THE SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Eclipse Surgical Technologies, Inc., a California corporation ("Eclipse"), will be held on Friday, June 15, 2001, at 2:00 p.m. Pacific Daylight Time, at the
Westin Santa Clara Hotel, located at 5101 Great America Parkway, Santa Clara, California 95054 for the following purposes:

         1. To elect five (5) directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified.

         2. To approve an amendment to Eclipse's Restated Articles of Incorporation to change the name of Eclipse to CardioGenesis Corporation.

         3. To ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of Eclipse for the fiscal year ending December 31, 2001.

         4. To approve an amendment to the Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares.

         5. To approve an amendment to the Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 300,000 shares.

         6. To transact such other business as may properly come before the meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on April 19, 2001, are entitled to notice of and to vote at the meeting and any adjournment thereof.

         All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Shareholders attending the meeting may vote in person even if they have returned a proxy.


                                        Sincerely,


                                        /s/ Ian A. Johnston

                                        Ian A. Johnston
                                        Secretary


Sunnyvale, California
May 16, 2001

--------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

                       ECLIPSE SURGICAL TECHNOLOGIES, INC.

                            -------------------------

                            PROXY STATEMENT FOR 2001
                         ANNUAL MEETING OF SHAREHOLDERS

                            -------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

         This Proxy Statement is furnished to the shareholders of ECLIPSE SURGICAL TECHNOLOGIES, INC., a California corporation ("Eclipse"), in connection with the solicitation of proxies on behalf of the Board of Directors of Eclipse for use at the 2001 Annual Meeting of Shareholders ("2001 Annual Meeting") to be held Friday, June 15, 2001, at 2:00 p.m. Pacific Daylight Time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The 2001 Annual Meeting will be held at the Westin Santa Clara Hotel located at 5101 Great America Parkway, Santa Clara, California 95054. The telephone number of the Westin Santa Clara Hotel is
(408) 986-0700.

         Our Annual Report to Shareholders for the year ended December 31, 2000, including financial statements, and these proxy materials were first mailed on or about May 16, 2001 to all shareholders entitled to vote at the meeting.

Record Date and Voting Securities

         Only shareholders of record at the close of business on April 19, 2001 are entitled to notice of and to vote at the 2001 Annual Meeting. We have one series of Common Shares outstanding, no par value (the "Common Stock"). On April 19, 2001, 33,696,061 shares of our Common Stock were issued and outstanding and held of record by 193 registered shareholders.

Voting

         Each shareholder is entitled to one vote for each share of Common Stock held on the record date of April 19, 2001. Every shareholder voting for the election of directors (Proposal One) may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that the shareholder is entitled to vote, or distribute votes on the same principle among as many candidates as the shareholder may select. However, votes cannot be cast for more than five (5) candidates. No shareholder is entitled to cumulate votes for a particular candidate unless that candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting, before the voting, of his intention to cumulate votes. On all other matters, each share of Common Stock has one vote. A quorum, representing the holders of a majority of the outstanding shares of Common Stock on the record date, must be present or represented for the transaction of business at the 2001 Annual Meeting. Abstentions and broker nonvotes will be counted in establishing the quorum.

Revocability of Proxies

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (a) delivering to the Secretary of Eclipse a written notice of revocation or a duly executed proxy bearing a later date or (b) attending the meeting and voting in person.

Solicitation Expenses

         This solicitation of proxies is made by us and all related costs will be borne by us. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to those beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally, by telephone or by telegram. Except as described above, we do not presently intend to solicit proxies other than by mail.

Deadline for Shareholder Proposals

         We currently intend to hold our 2002 Annual Meeting of Shareholders in late-May 2002 and to mail proxy statements relating to such meeting in late-April 2002. Shareholders interested in presenting a proposal for consideration at Eclipse's 2002 Annual Meeting of Shareholders may do so by following the procedures prescribed by Rule 14a-8 under the Securities Act of 1934 and Eclipse's Bylaws. To be eligible for inclusion in the proxy statement and proxy card mailed to shareholders by Eclipse, shareholder proposals must be submitted no later than December 21, 2001 to Eclipse Surgical Technologies, Inc. at 1049 Kiel Court, Sunnyvale, California 94089, Attention: Secretary.
Shareholders who intend to present a proposal at the 2002 Annual Meeting of Shareholders, without including such proposal in Eclipse's proxy statement, must provide Eclipse's Secretary with written notice of such proposal no later than February 28, 2002.


                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

Nominees

         We currently have five (5) directors. A board of five (5) directors is to be elected at the 2001 Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for our five (5) nominees named below, all of whom are presently directors of Eclipse. If any of our nominees is unable or declines to serve as a director at the time of the 2001 Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. We are not aware of any nominee who will be unable or who will decline to serve as a director. If additional individuals are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) that will assure the election of as many of the nominees listed below as possible. In that event, the specific nominees to be voted for will be determined by the proxy holders. The term of office for each person elected as a director will continue until the 2002 Annual Meeting of Shareholders or until a successor has been duly elected and qualified.

Vote Required

         If a quorum is present and voting, the five (5) nominees receiving the highest number of affirmative votes will be elected to the Board of Directors. Abstentions and broker nonvotes are not counted in the election of directors.

Nominees

         The names of the nominees and certain information about them as of March 31, 2001 is set forth below:


Name                                Age                  Position
----                                ---                  --------
Michael J. Quinn                    56      Chief Executive Officer, President,
                                              Chairman of the Board
Jack M. Gill, Ph.D.                 65      Director
Alan L. Kaganov, Sc.D.              62      Director
Robert L. Mortensen(1)(2)           66      Director
Robert C. Strauss(1)(2)             59      Director

----------------
(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.

         All directors hold office until the next annual meeting of shareholders or until their successors have been elected and qualified. Officers serve at the discretion of our Board of Directors and are appointed annually. There are no family relationships between any of our directors or officers.

         Michael J. Quinn has served as our Chief Executive Officer, President and Chairman of the Board since October 2000. From 1978 to 1988, Mr. Quinn held senior operating management positions at the level of Vice President, Chief Operating Officer and President at major healthcare organizations including American Hospital Supply Corporation, Picker International, Cardinal Health Group, Bergen Brunswig and Fisher Scientific. Most recently Mr. Quinn served as President and Chief Executive Officer of Premier Laser Systems, a manufacturer of surgical and dental products. Prior to that position, he served as President of Imagyn Medical Technologies, a manufacturer of minimally invasive surgical specialty products.

         Jack M. Gill, Ph.D. has been one of our directors since March 1999. Dr. Gill formerly served as Chairman of the Board of Directors of CardioGenesis Corporation from November 1993 to March 1999. Dr. Gill is a founding general partner of Vanguard Venture Partners and has served in such capacity since 1981. Dr. Gill is a director of a number of privately held medical device companies. Dr. Gill received his B.S. degree in Engineering from Lamar University and his Ph.D. in Organic Chemistry from Indiana University.

         Alan L. Kaganov, Sc.D. has been one of our directors since January 1997. From December 1999 to October 2000, Dr. Kaganov served as Chief Executive Officer. Since July 1996, Dr. Kaganov has been a Venture Partner at U.S. Venture Partners. From May 1993 to June 1996, Dr. Kaganov was Vice President of Business Development and Strategic Planning at Boston Scientific Corporation. From June 1991 until December 1992 he was President and CEO of EP Technologies, a catheter-based electrophysiology company. Dr. Kaganov has a Masters and Doctorate of Science in biomedical engineering from Columbia University and an M.B.A. from New York University.

         Robert L. Mortensen has been one of our directors since April 1992. Since 1984, Mr. Mortensen has been either President or Chairman of the Board and a director of Lightwave Electronics Corporation, a solid-state laser company that he founded. He holds an M.B.A. from Harvard University.

         Robert C. Strauss has been one of our directors since March 1999. Mr. Strauss formerly served on the Board of Directors of CardioGenesis Corporation from December 1997 to March 1999. Mr. Strauss has served as President and Chief Executive Officer of Noven Pharmaceuticals, Inc. since December 1997. From March 1997 to July 1997, Mr. Strauss served as President and Chief Operating Officer of IVAX Corporation, a pharmaceutical company. In 1983, Mr. Strauss joined Cordis Corporation, a medical device company, as Chief Financial Officer. From February 1987 to February 1997, he served as President and Chief Executive Officer of Cordis Corporation and in 1995, Mr. Strauss was named Chairman of the Board. Mr. Strauss serves on the board of trustees for the University of Miami and holds positions on the board of directors of several public companies. Mr. Strauss received his B.S. degree in Engineering Physics from the University of Illinois and his M.S. in Physics from the University of Idaho.

Attendance at Meetings

         Our Board of Directors held a total of five meetings during 2000. Of the total number of meetings of the Board of Directors held in 2000, all directors attended at least 75% of the meetings held except for Mr. Jack Gill.

         The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors does not have a nominating committee or any committee performing similar functions. Of the total number of meetings of the Audit Committee and the Compensation Committee, all directors which were members of those committees during 2000 attended at least 75% of the meetings held.

Audit Committee

         The Audit Committee of Eclipse's Board of Directors is composed of two "independent directors" as that term is defined by the listing standards of the National Association of Securities Dealers, Inc. Eclipse intends to appoint a third independent member to its Audit Committee before the June 14, 2001 deadline therefore imposed by such listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors which is attached hereto as Apendix C.

         In 2000, the Audit Committee consisted of Robert L. Mortensen and Robert C. Strauss and met one (1) time. This committee is primarily responsible for approving the services performed by our independent auditors and for reviewing and evaluating our accounting principles and Eclipse's system of internal accounting controls. For additional information on the Audit Committee, see "REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS."

Compensation Committee

         In 2000, the Compensation Committee consisted of Robert L. Mortensen and Robert C. Strauss and met five (5) times. This committee reviews and approves our executive compensation policy and plan. For additional information on the Compensation Committee, see "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS."

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee of our Board of Directors for the year ended December 31, 2000 consisted of Robert L. Mortensen and Robert C. Strauss. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Director Compensation

         For serving on the Board of Directors, directors who are not compensated as our employees or as consultants to us receive fees of $1,500 per board meeting and $500 per committee meeting, provided such committee meeting does not occur on the same day as a board meeting. We also have a Director Stock Option Plan for non-employee directors. In fiscal year 2000, directors Jack M. Gill, Robert C. Strauss, Alan L. Kaganov and Robert L. Mortensen were each granted an option to purchase an aggregate of 7,500 shares of Common Stock each upon re-election to our Board of Directors.

Recommendation

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE FIVE
(5) NOMINEES FOR THE BOARD OF DIRECTORS LISTED ABOVE.


                                  PROPOSAL TWO

                  AMEND THE RESTATED ARTICLES OF INCORPORATION
                          TO CHANGE THE CORPORATE NAME

Proposed Amendment

         Eclipse's Board of Directors has adopted, and is recommending to the shareholders for their approval at the 2001 Annual Meeting, a resolution to amend Article First of Eclipse's Restated Articles of Incorporation to change the corporate name. The applicable text of the Board's resolution is as follows:

                  "RESOLVED, that Article First of Eclipse's Restated Articles of Incorporation be amended to read in its entirety as follows:

                                      FIRST

              The name of this corporation (the "Corporation") is:

                           CardioGenesis Corporation."

         The Board of Directors believes that the new name CardioGenesis will help Eclipse's customers, shareholders and the investment community to fully grasp the nature of the company's products. Eclipse's products are used in procedures for the treatment of severe chest pain known as angina. More specifically, the products are used in transmyocardial revascularization ("TMR") and percutaneous transluminal myocardial revascularization ("PTMR") treatments in which channels are made in the heart muscle. It is believed these procedures encourage new vessel formation, or angiogenesis, and result in reduced angina pain.

         Eclipse's Board of Directors believes that the new name CardioGenesis communicates two key features of the company's products: (i) our products are used in cardiological treatments; and (ii) we believe angiogenesis, the formation of new vessels in the heart, to be one of the major benefits of TMR and PTMR.

         If the amendment is adopted, shareholders will not be required to exchange outstanding stock certificates for new certificates.

Approval by Shareholders

         Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of Eclipse. If approved by the shareholders, the amendment to Article First will become effective upon filing with the Secretary of State of California of a Certificate of Amendment to Eclipse's Restated Articles of Incorporation, which filing is expected to take place shortly after the Annual Meeting. However, the Board of Directors will be authorized, without a further vote of the shareholders, to abandon the name change and determine not to file the Certificate of Amendment if the Board concludes that such action would be in the best interests of Eclipse and its shareholders. If this proposal is not approved by the shareholders, then the Certificate of Amendment will not be filed.

Recommendation

         THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL TO AMEND ECLIPSE'S RESTATED ARTICLES OF INCORPORATION TO CHANGE THE CORPORATE NAME IS IN THE BEST INTERESTS OF ECLIPSE AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSAL.


                                 PROPOSAL THREE

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         Our Board of Directors has selected PricewaterhouseCoopers LLP, independent auditors, to audit our consolidated financial statements for the fiscal year ending December 31, 2001, and recommends that the shareholders vote for ratification of that appointment. Notwithstanding this selection, the Board of Directors, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the Board of Directors feels that such a change would be in the best interest of Eclipse and our shareholders. If there is a negative vote on ratification, our Board of Directors will reconsider its selection.

         PricewaterhouseCoopers LLP has audited our financial statements annually since 1989. Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2001 Annual Meeting with the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Audit Fees

         For the year ended December 31, 2000, PricewaterhouseCoopers LLP, Eclipse's independent public accountants, will charge Eclipse approximately an aggregate of $111,335 for professional services rendered for the audit of Eclipse's financial statements for such period and the review of the financial statements included in Eclipse's Quarterly Reports on Form 10-Q during such period.

Financial Information Systems Design and Implementation Fees

         PricewaterhouseCoopers   LLP  did  not  render  professional   services
relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

All Other Fees

         For the year ended December 31, 2000, PricewaterhouseCoopers LLP billed Eclipse an aggregate of $36,500 for all other services not described above under the caption "Audit Fees" during such period.

Vote Required

         The affirmative vote of a majority of the votes cast is required to ratify the Board of Director's selection. In addition, the affirmative votes must represent at least a majority of the required quorum. If the shareholders reject the nomination, our Board of Directors will reconsider its selection.

Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.


                                  PROPOSAL FOUR

          AMENDMENT TO THE STOCK OPTION PLAN TO INCREASE THE NUMBER OF
                 SHARES OF COMMON STOCK RESERVED FOR ISSUANCE BY
                                 500,000 SHARES

Increase of 500,000 Shares of Common Stock

         The Stock Option Plan of Eclipse, as amended and restated in April 1996 (the "Option Plan"), was approved by the Board of Directors and the shareholders in April 1996. A total of 5,100,000 shares of Common Stock are currently reserved for issuance under the Option Plan. In March 2001, the Board of Directors approved a further increase of 500,000 shares of Common Stock issuable under the Option Plan, which, if approved, by the shareholders would increase the total shares of Common Stock reserved for issuance under the Option Plan since its inception to 5,600,000 shares. The Option Plan terminates on March 31, 2006. A summary of the principal terms of the Option Plan is located in Appendix A to this Proxy Statement.

         The Board of Directors believes the requested increase in the shares of Common Stock reserved for issuance under the Option Plan is in the best interests of Eclipse. The Board of Directors believes that the increase will provide an adequate reserve of shares of Common Stock available for issuance under the Option Plan, which is necessary to enable Eclipse to compete successfully with other companies in attracting and retaining valuable employees and to expand its operations.

         As of March 31, 2001, options to purchase 3,469,104 shares of Common Stock were unexercised and outstanding under the Option Plan. As of March 31, 2001, 1,221,808 shares of Common Stock remained available for future option grants under the Option Plan, excluding the proposed increase of 500,000 shares. The aggregate market value of the unexercised and outstanding options to purchase 3,469,104 shares of Common Stock under the Option Plan at March 31, 2001 was $3,795,200 based on a closing price of $1.094 on the Nasdaq National Market on that date. See the section entitled "Amended and New Plan Benefits" below for certain information with respect to options granted under the Option Plan in 2000.

Vote Required

         The affirmative vote of a majority of the shares of the Common Stock present or represented and entitled to vote at the 2001 Annual Meeting is required for approval of this Proposal.

Recommendation

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 500,000 SHARES.

                                  PROPOSAL FIVE

         AMENDMENT TO THE 1996 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE
          THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE BY
                                 300,000 SHARES

Increase of 300,000 Shares of Common Stock

         The 1996 Employee Stock Purchase Plan of Eclipse (the "Purchase Plan") was approved by the Board of Directors and by the shareholders in April 1996. A total of 400,000 shares of Common Stock are currently reserved for issuance under the Purchase Plan. In March 2001, the Board of Directors approved a further increase of 300,000 shares of Common Stock issuable under the Purchase Plan, which, if approved by the shareholders, would increase the total shares reserved for issuance under the Purchase Plan since its inception to 700,000 shares. The Purchase Plan terminates in April 2006. A summary of the principal terms of the Purchase Plan is located in Appendix B to this Proxy Statement.

         The Purchase Plan, which is intended to qualify under Section 423 of the Code, permits eligible employees to purchase Common Stock through payroll deductions at a price equal to 85% of the fair market value of the Common Stock at the beginning or at the end of each offering period, whichever is lower. Qualified employees are eligible to participate at the beginning of the first day of an offering period after their first full calendar month of full time employment. As of March 31, 2001, a total of 328,133 shares of Common Stock had been purchased under the Purchase Plan and 71,867 shares remained available for future purchase under the Purchase Plan.. See "Amended and New Plan Benefits" below for certain information with respect to participation in the Purchase Plan in 2000.

         The Purchase Plan is voluntary and encourages and motivates employees to participate in Eclipse's future through direct stock ownership. The Board of Directors believes that the availability of sufficient number of shares available for issuance under the Purchase Plan is integral to attract, retain and motivate qualified employees fundamental to the success of Eclipse. Subject to shareholder approval, the Board of Directors has amended the Purchase Plan to increase the number of shares of Common Stock reserved for issuance under the Purchase Plan from 400,000 shares to 700,000 shares.

Vote Required

         The affirmative vote of a majority of the shares of the Common Stock present or represented and entitled to vote at the 2001 Annual Meeting is required for approval of this Proposal.

Recommendation

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1996 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PURCHASE PLAN BY 300,000 SHARES.

                               SECURITY OWNERSHIP
                          OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth as of March 31, 2001 (except as noted in the footnotes) certain information with respect to the beneficial ownership of our Common Stock by (i) each person known by us to own beneficially more than 5% of our outstanding shares of Common Stock; (ii) each of our directors; (iii) each of our current Named Executive Officers; and (iv) all directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.


                                                     Shares of Common Stock
                                                      Beneficially Owned(1)
                                                    -------------------------
                                                                   Percentage
Name of Beneficial Owner                               Number      Ownership
-------------------------------------------------   -----------   -----------
5% Shareholders:
Douglas Murphy-Chutorian, M.D(2) ................    3,370,921        10.6%
 c/o MD DataDirect, Inc.
 724 Oak Grove Avenue, Suite 120,
 Menlo Park, CA 94025

Brown Capital Management, Inc. (3) ..............    2,708,073         8.5%
 1201North Calvert Street
 Baltimore, MD 21202

State of Wisconsin Investment Board (4) .........    4,088,000        12.9%
 120 East Wilson Street
 Madison, WI 53703


Directors:
Jack M. Gill, Ph.D.(5) ..........................    1,201,325         3.8%
Alan L. Kaganov, Sc.D(6) ........................      365,000         1.2%
Robert L. Mortensen(7) ..........................       95,196           *
Robert C. Strauss(8) ............................       24,190           *


Named Executive Officers:
Michael J. Quinn (9)(10) ........................      166,110           *
Darrell F. Eckstein .............................           --           *
Ian A. Johnston (11) ............................       37,805           *
Thomas L. Kinder (12) ...........................        1,389           *
Richard P. Lanigan (13) .........................       79,273           *
All directors and officers as a group
 (9 persons)(14) ................................    1,970,288         6.2%

----------------
*    Less than 1%.

(1) Percentage ownership is based on 31,696,061 shares of Common Stock outstanding as of March 31, 2001.

(2) The number of shares of Common Stock beneficially owned or of record has been determined solely from information provided to Eclipse from Douglas Murphy-Chutorian as of April 26, 2001. Includes an aggregate of 413,274 shares of Common Stock held by Leslie Murphy-Chutorian, the wife of Dr. Murphy-Chutorian, as custodian for Blair Murphy-Chutorian, UTMA California, an aggregate of 413,274 shares of Common Stock held by Leslie Murphy-Chutorian as custodian for Dana Murphy-Chutorian, UTMA California. Also includes an aggregate of 1,719,973 shares of Common Stock held by Leslie Murphy-Chutorian and Dr. Murphy-Chutorian as Trustees of The Murphy-Chutorian Family Trust UDT dated 1-13-97. Also includes 12,000 shares of Common Stock held by The Murphy Chutorian Family Foundation. Also includes 49,998 shares of Common Stock subject to stock options held by Dr. Murphy-Chutorian that are exercisable within 60 days of March 31, 2001.

(3) The number of shares of Common Stock beneficially owned or of record has been determined solely from information reported on a Schedule 13G as of December 31, 2000.

(4) The number of shares of Common Stock beneficially owned or of record has been determined solely from information provided to Eclipse from the State of Wisconsin Investment Board as of April 12, 2001.

(5) Includes 23,507 shares of Common Stock subject to stock options held by Dr. Gill that are exercisable within 60 days of March 31, 2001.

(6) Includes 365,000 shares of Common Stock subject to stock options held by Mr. Kaganov that are exercisable within 60 days of March 31, 2001.

(7) Includes 95,196 shares of Common Stock subject to stock options held by Mr. Mortensen that are exercisable within 60 days of March 31, 2001.

(8) Includes 24,190 shares of Common Stock subject to stock options held by Mr. Strauss that are exercisable within 60 days of March 31, 2001.

(9) Michael J. Quinn is both a member of the Board of Directors and a Named Executive Officer in his positions as Eclipse's Chief Executive Officer, President and Chairman of the Board.

(10) Includes 136,110 shares of Common Stock subject to stock options held by Mr. Quinn that are exercisable within 60 days of March 31, 2001.

(11) Includes 37,805 shares of Common Stock subject to stock options held by Mr. Johnston that are exercisable within 60 days of March 31, 2001.

(12) Includes 1,389 shares of Common Stock subject to stock options held by Mr. Kinder that are exercisable within 60 days of March 31, 2001.

(13) Includes 79,273 shares of Common Stock subject to stock options held by Mr. Lanigan that are exercisable within 60 days of March 31, 2001.

(14) Includes options to purchase an aggregate of 762,470 shares of Common Stock held by all officers and directors as a group exercisable within 60 days of March 31, 2001.


                                   MANAGEMENT

Executive Officers

         The following table and discussion set forth certain  information  with
regards  to  Eclipse's  current  executive   officers  (the  "Current  Executive
Officers").


Name                  Age                                 Position
--------------------- -----   --------------------------------------------------
Michael J. Quinn      56      Chief Executive Officer, President and Chairman
                                of the Board
Darrell F. Eckstein   43      Vice President of Operations
Ian A. Johnston       46      Vice President of Finance and Treasurer
Thomas L. Kinder      38      Vice President of Worldwide Sales and Service
Richard P. Lanigan    42      Vice President of Governmental Affairs and
                                Business Development


         Biographical information for Michael J. Quinn is set forth above under Proposal One for the Election of Directors.

         Darrell F. Eckstein has served as our Vice President of Operations since December 2000. From 1996 to 2000 he served as Vice President and General Manager of the Surgical Products Division of Imagyn Medical Technologies, a manufacturer of minimally invasive surgical specialty products. From 1995 to 1996, Mr. Eckstein was Vice President of Finance, Chief Financial Officer and an Executive Committee member of Richard-Allen Medical Industries Inc., a medical devices company. From 1991 to 1995, Mr. Eckstein was Vice President of Finance, Chief Financial Officer and an Executive Committee member of National Emergency Services, Inc., a health care services company that provides physician contract management, medical billing and insurance services. Prior to 1991, Mr. Eckstein worked for Deloitte & Touche LLP, most recently as a Senior Audit Manager, for eleven years. He received his Bachelor of Science degree in Accounting from Indiana University.

         Ian A. Johnston has been our Vice President of Finance since July 2000 and Corporate Controller since March 1999. From 1998 to 1999, Mr. Johnston was Controller of CardioGenesis Corporation. From 1989 to 1998, Mr. Johnston served in a variety of financial positions (most recently as Controller) at Toshiba America MRI, Inc., a medical imaging company. From 1985 to 1989, Mr. Johnston was an auditor with Arthur Andersen & Co. Mr. Johnston has a Masters in Business Administration and a Bachelor of Arts in Economics from the University of California Berkeley and is a member of the American Institute of Certified Public Accountants.

         Thomas L. Kinder has served as our Vice President of Worldwide Sales and Service since March 2001 and as General Manager, West Area since November 2000. Prior to Eclipse, Mr. Kinder held senior sales positions at the level of Vice President, General Manager and National Sales Director at healthcare companies including Karl Storz Endoscopy, and Imagyn Medical Technologies and Microsurge, Inc. Mr. Kinder began his medical device sales career with United States Surgical Corporation.

         Richard P. Lanigan has been our Vice President of Government Affairs and Business Development since March 2001, Vice President of Sales and Marketing since March 2000 and Director of Marketing since 1997. From 1992 to 1997, Mr. Lanigan served in various positions, most recently Marketing Manager, at Stryker Endoscopy. From 1987 to 1992, Mr. Lanigan served in Manufacturing and Operations management at Raychem Corporation. From 1981 to 1987, he served in the U.S. Navy where he completed six years of service as Lieutenant in the Supply Corps. Mr. Lanigan has a Bachelors of Arts in Finance from Notre Dame and a Masters degree in Systems Management from the University of Southern California.


                    EXECUTIVE COMPENSATION AND OTHER MATTERS

Employment Contracts of Executive Officers

         Michael J. Quinn entered into a letter employment agreement with Eclipse effective October 16, 2000. The agreement provides for an annual salary of $330,000, subject to annual review and increase at the discretion of the Board of Directors and options to acquire 700,000 shares of Eclipse's Common Stock at an exercise price equal to $1.688 per share, which is the price of Eclipse's Common Stock on the date the option was granted. Mr. Quinn may also be entitled to receive (i) an annual bonus, the amount of which shall be determined by the Board of Directors and (ii) options or other rights to acquire Eclipse's Common Stock, under terms and conditions determined by the Compensation Committee of the Board of Directors. Mr. Quinn's letter employment agreement provides that his employment is "at will" at the discretion of Eclipse, and that he may be terminated at any time with or without notice and with or without cause.

         Darrell F. Eckstein entered into a letter employment agreement with Eclipse effective December 19, 2000. The agreement provides for an annual salary of $225,000, subject to annual review and increase at the discretion of the Board of Directors and options to acquire 100,000 shares of Eclipse's Common Stock at an exercise price equal to $0.563 per share, which is the price of Eclipse's Common Stock on the date the option was granted. Mr. Eckstein may also be entitled to receive (i) an annual bonus, the amount of which shall be determined by the Board of Directors and (ii) options or other rights to acquire Eclipse's Common Stock, under terms and conditions determined by the Compensation Committee of the Board of Directors. Mr. Eckstein's letter employment agreement provides that his employment is "at will" at the discretion of Eclipse, and that he may be terminated at any time with or without notice and with or without cause.

Executive Officer Compensation

         The following table sets forth certain information concerning the annual and long-term compensation for services rendered in all capacities to Eclipse for the fiscal year 2000 by (i) all individuals who served

                                       10



at one point during 2000 as Eclipse's Chief Executive Officer, (ii) the four most highly compensated executive officers having compensation of $100,000 or more serving at the end of the fiscal year 2000, and (iii) two additional individuals who served as executive officers for Eclipse during the fiscal year
2000 but were not employed as  executive  officers at the end of the fiscal year
2000 (collectively, the "Named Executive Officers".


                                              SUMMARY COMPENSATION TABLE

                                                                                        Long Term
                                                                                      Compensation
                                                                                         Awards
                                                                                     --------------
                                             Annual Compensation      Other Annual     Securities
                                            ---------------------- -----------------   Underlying
                                    Fiscal                                             Options/SAR      All Other
Name and Principal Position          Year    Salary($)   Bonus($)   Compensation($)        (#)       Compensation($)
--------------------------------   -------- ----------- ---------- ----------------- -------------- ----------------
Michael J. Quinn(1) ............    2000     $ 66,000         --      $  15,217(2)       700,000              --
 Chief Executive Officer            1999           --         --             --               --              --
                                    1998           --         --             --               --              --
Alan L. Kaganov(1)(3) ..........    2000           --         --             --          107,500         $ 7,500
 Former Chief Executive Officer     1999           --         --             --          157,500          15,000
                                    1998           --         --             --            7,500          19,000
Janet K. Castaneda(4) ..........    2000      170,000    $26,300             --           25,000              --
 Former Vice President of           1999      140,425         --             --           40,001              --
 Legal Affairs                      1998      132,500     12,825             --            9,999              --
Ian A. Johnston ................    2000      137,000         --             --           30,000              --
 Vice President of Finance          1999      105,594     20,000             --           30,000              --
                                    1998           --         --             --               --              --
Richard P. Lanigan(5) ..........    2000      170,000     24,600             --           50,000              --
 Vice President of Sales and        1999      134,458         --             --           33,000              --
 Marketing                          1998      105,528     10,398             --           15,500              --
Nancy Lince(4) .................    2000      162,000     34,800             --           30,000              --
 Former Vice President of           1999      105,398     20,000             --           44,500              --
 Regulatory and Clinical Affairs    1998       85,728      7,716             --               --              --
William E. Picht(6) ............    2000      135,088     32,700             --               --              --
 Former Vice President of           1999      204,909         --             --           30,000              --
 Operations                         1998      181,500     16,335             --           15,000              --
Richard P. Powers(7) ...........    2000      170,000     34,800             --               --              --
 Former Executive Vice              1999      219,248     36,765             --           79,280              --
 President of Administration        1998           --         --             --               --              --
 and Chief Financial Officer

----------------
(1) Effective as of October 16, 2000, Mr. Kaganov resigned as Eclipse's Chief Executive Officer and Mr. Quinn became our Chief Executive Officer, President and Chairman of the Board.

(2)  Housing allowance and health insurance premiums.

(3) Dr. Kaganov received no salary as the Chief Executive Officer, but was paid for his services as one of our directors in 1998, 1999 and 2000.

(4)  Ms. Castaneda and Ms. Lince are no longer employees of Eclipse.

(5) Effective March 2001, Mr. Lanigan became Vice President of Government Affairs and Business Development.

(6)  Mr. Picht resigned on August 25, 2000.

(7)  Mr. Powers resigned on July 18, 2000.

Option Grants in Fiscal Year 2000

         The following tables set forth information regarding stock options granted to and exercised by the Named Executive Officers during our fiscal year ended December 31, 2000.

                                            OPTION GRANTS IN LAST FISCAL YEAR
                                                   INDIVIDUAL GRANTS(1)

                                                                                            Potential Realizable Value at
                                      Number of                                               Annual Rates of Stock Price
                                     Securities       % of Total                                Appreciation for Option
                                     Underlying   Options Granted to    Exercise                       Term(2)
                                       Options       Employees in      Price per   Expiration  -------------------------
Name                                   Granted        Fiscal Year        Share        Date          5%          10%
----------------------------------- ------------ -------------------- ----------- ------------ ----------- -------------
Michael J. Quinn ..................   700,000            45.04%         $ 1.688     10/17/10    $743,102    $1,883,166
Alan L. Kaganov, Sc.D.(3) .........   100,000             6.43%         $ 4.063      7/28/10     255,520       647,538
Janet K. Castaneda ................    25,000             1.61%         $ 1.375     11/28/10      21,618        54,785
Ian A. Johnston ...................     5,000             0.32%         $ 4.00       7/11/10      12,578        31,875
                                       25,000             1.61%         $ 1.375     11/28/10      21,618        54,785
Richard P. Lanigan ................    25,000             1.61%         $ 6.563      4/11/10      57,373       188,544
                                       25,000             1.61%         $ 1.375     11/28/10      21,618        54,785
Nancy Lince .......................     5,000             0.32%         $ 4.00       7/11/10      12,578        31,875
                                       25,000             1.61%         $ 1.375     11/28/10      21,618        31,875
William E. Picht ..................        --               --               --           --          --            --
Richard P. Powers .................        --               --               --           --          --            --

----------------
(1) These options were granted pursuant to our Stock Option Plan. A total of 1,554,150 shares of Common Stock issuable upon exercise of options were granted to our employees in the year ended December 31, 2000.

(2) In accordance with the rules of the Securities and Exchange Commission, shown are the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the option was granted over the full option term. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future increases in the price of our Common Stock.

(3) Dr. Kaganov was also granted 7,500 stock options pursuant to our Director Stock Option Plan during the year ended December 31, 2000.

Options Outstanding in Fiscal Year 2000

         The following  table sets forth certain  information for the year ended
December 31, 2000 concerning exercised, exercisable and unexercisable stock options held by each of the Named Executive Officers.


                                        AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                                               AND FISCAL YEAR-END OPTION VALUES

                                                                  Number of Securities
                                                                 Underlying Unexercised             Value of Unexercised
                                    Shares                             Options at                 In-the-Money Options at
                                   Acquired                       Fiscal Year-End (#):           Fiscal Year-End ($) (1) :
                                      on           Value     -------------------------------   ------------------------------
                                 Exercise(#)     Realized     Exercisable     Unexercisable     Exercisable     Unexercisable
                                -------------   ----------   -------------   ---------------   -------------   --------------
Michael J. Quinn ..............      --            --            38,889          661,111            --               --
Alan L. Kaganov, Sc.D .........      --            --           372,500               --            --               --
Janet K. Castaneda ............      --            --            58,053           46,947            --               --
Ian A. Johnston ...............      --            --            27,386           52,614            --               --
Richard P. Lanigan ............      --            --            40,957           65,043            --               --
Nancy Lince ...................      --            --            20,305           54,487            --               --
William E. Picht ..............      --            --                --               --            --               --
Richard P. Powers .............      --            --           186,653           43,346            --               --

----------------
(1) The value for an "in the money" option represents the difference between the exercise price of such option as determined by Eclipse's Board of Directors and the closing price of Eclipse's Common Stock on December 31, 2000 ($0.844), multiplied by the total number of shares subject to the option.


Amended and New Plan Benefits

         The following table sets forth, as to the executive officers named under "Executive Compensation Summary Compensation Table" above as well as each of the Current Executive Officers individually, all Current Executive Officers as of March 31, 2001 as a group, all directors as of March 31, 2001 who are not executive officers as a group and all other employees as of March 31, 2001 as a group the following information regarding benefits received or allocated to the persons and groups set forth below for the last completed fiscal year: (a) with respect to the Option Plan: (i) the market value of the shares of Common Stock underlying such options as of March 31, 2001 based on a closing price of $1.094 on the Nasdaq National Market on that date, minus the exercise price of such shares; and (ii) the number of shares of Eclipse's Common Stock subject to options granted during the fiscal year ended December 31, 2000 under the Option Plan; (b) with respect to the Purchase Plan: (i) the market value of the shares of Common Stock issued as of March 31, 2001 based on a closing price of $1.094 on the Nasdaq National Market on that date, minus the purchase price of such shares; and (ii) the number of shares of Eclipse's Common Stock issued under the Purchase Plan during the fiscal year ended December 31, 2000; and (c) with respect to the Director Plan: (i) the market value of the shares of Common Stock underlying such options as of March 31, 2001 based on a closing price of $1.094 on the Nasdaq National Market on that date, minus the exercise price of such shares; and (ii) the number of shares of Eclipse's Common Stock subject to options granted under the Director Plan during fiscal year ended December 31, 2000.

                                                             Stock
                                                          Option Plan
                                                -------------------------------
                                                                   Number of
               Name of Individual                               Shares Subject
                 or Identity of                     Dollar        To Options
               Group or Position                 Values($)(1)     Granted(#)
----------------------------------------------- -------------- ----------------
Michael J. Quinn ..............................          --         700,000
 Chief Executive Officer,
 President and Chairman of the Board
Janet K. Castaneda (2) ........................          --          25,000
 Former Vice President of Legal Affairs
Darrell F. Eckstein ...........................     $53,100         100,000
 Vice President of Operations
Ian A. Johnston ...............................          --          30,000
 Vice President of Finance and Treasurer
Thomas L. Kinder ..............................          --          25,000
 Vice President of Worldwide Sales and
 Service
Richard P. Lanigan ............................          --          50,000
 Vice President of Government Affairs
 and Business Development
Nancy Lince (2) ...............................          --          30,000
 Former Vice President of Regulatory
 and Clinical Affairs
William E. Picht(2) ...........................          --              --
 Former Vice President of Operations
Richard P. Powers(2) ..........................          --              --
 Former Executive Vice President
 of Administration and
 Chief Financial Officer
Jack M. Gill Ph.D. ............................          --              --
 Director
Alan L. Kaganov, Sc.D. ........................          --              --
 Director
Robert L. Mortensen ...........................          --              --
 Director
Robert C. Strauss .............................          --              --
Director
All Current Executive Officers as a group .....     $53,100         905,000
All current directors who are not executive
 officers as a group ..........................          --              --
All other employees as a group ................     $    55         641,150



                                                      1996 Employee                  Directors
                                                   Stock Purchase Plan           Stock Option Plan
                                                -------------------------- ------------------------------
                                                                                             Number of
               Name of Individual                               Number of                  Shares Subject
                 or Identity of                     Dollar        Shares       Dollar        to Options
               Group or Position                 Values($)(1)   Issued(#)   Values($)(1)     Granted(#)
----------------------------------------------- -------------- ----------- -------------- ---------------
Michael J. Quinn ..............................      --              --         --                 --
 Chief Executive Officer,
 President and Chairman of the Board
Janet K. Castaneda (2) ........................      --              --         --                 --
 Former Vice President of Legal Affairs
Darrell F. Eckstein ...........................      --              --         --                 --
 Vice President of Operations
Ian A. Johnston ...............................      --              --         --                 --
 Vice President of Finance and Treasurer
Thomas L. Kinder ..............................      --              --         --                 --
 Vice President of Worldwide Sales and
 Service
Richard P. Lanigan ............................      --           3,985         --                 --
 Vice President of Government Affairs
 and Business Development
Nancy Lince (2) ...............................      --              --         --                 --
 Former Vice President of Regulatory
 and Clinical Affairs
William E. Picht(2) ...........................      --              --         --                 --
 Former Vice President of Operations
Richard P. Powers(2) ..........................      --           2,009         --                 --
 Former Executive Vice President
 of Administration and
 Chief Financial Officer
Jack M. Gill Ph.D. ............................      --              --         --              7,500
 Director
Alan L. Kaganov, Sc.D. ........................      --              --         --              7,500
 Director
Robert L. Mortensen ...........................      --              --         --              7,500
 Director
Robert C. Strauss .............................      --              --         --              7,500
Director
All Current Executive Officers as a group .....      --              --         --                 --
All current directors who are not executive
 officers as a group ..........................      --              --         --             30,000
All other employees as a group ................      --              --         --                 --

----------------
(1) If no value is listed, stock options granted under the Stock Option Plan, Directors Option Plan or Employee Stock Purchase Plan are of no value because the exercise price of the stock options is above the current trading price of Eclipse's Common Stock on March 31, 2001.

(2) No longer employees as of March 31, 2001 and not included as Current Executive Officers.


Certain Transactions with Management

         In November 2000, Eclipse exercised warrants in MicroHeart Holdings, Inc. ("MicroHeart"), a Delaware company previously formed by U.S. Ventures and Venrock Associates, in exchange for common stock. This transaction resulted in an increase in Eclipse's ownership in MicroHeart to 32.1%. Mr. Alan Kaganov, former Chief Executive Officer and a current director of Eclipse is also a director of MicroHeart. Mr. Kaganov is also a Venture Partner of U.S. Venture Partners.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater-than-ten-percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us or written representations from certain reporting persons, we believe that, with respect to 2000, all of our executive officers, directors and ten percent shareholders complied with all applicable filing requirements, except for the following: Michael J. Quinn, Chief Executive Officer, filed a Form 3 twelve days late.


             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The Audit Committee reviews Eclipse's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. Eclipse's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

         In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee, also, received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from Eclipse and its management. Additionally, the Audit Committee did consider the independent auditors provision of non-audit related tax work and found it not to be incompatible with the independent accountants independence.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements for the fiscal year ended December 31, 2000 be included in Eclipse's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.


                                        Audit Committee


                                        Robert L. Mortensen
                                        Robert C. Strauss


         The above report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that Eclipse specifically incorporates this information by reference, and shall not be deemed filed under such Acts.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The following is the Report of the Eclipse Compensation Committee, describing the compensation policies and rationale applicable to our executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 2000. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into such filing.

         TO: Board of Directors

         The Compensation Committee (the "Committee") of the Board of Directors reviews and approves Eclipse's executive compensation policies. The Committee administers Eclipse's various incentive plans, including the Stock Option Plan and the Employee Stock Purchase Plan, sets compensation policies applicable to Eclipse's executive officers and evaluates the performance of Eclipse's executive officers. The following is a report of the Committee describing compensation policies and rationale applicable with respect to the compensation paid to Eclipse's executive officers for the fiscal year ended December 31, 2000.

         Two non-employee members of Eclipse's Board of Directors, Robert L. Mortensen and Robert C. Strauss, served as the Compensation Committee of the Board of Directors during 2000.

Compensation Philosophy

         Eclipse's executive compensation programs are designed to attract, motivate and retain executives who will contribute significantly to the long-term success of Eclipse and the enhancement of stockholder value. In addition to base salary, certain elements of total compensation are payable in the form of variable incentive plans tied to the performance of Eclipse and the individual, and in the equity-based plans designed to closely align executive and stockholder interests.

Base Salary

         Base salary for executives, including that of the chief executive officer, is set according to the responsibilities of the position, the specific skills and experience of the individual and the competitive market for executive talent. In order to evaluate the competitive position of Eclipse's salary structure, the Committee makes reference to publicly available compensation information and informal compensation surveys obtained by management with respect to cash compensation and stock option grants to offiers of comparable companies in the high-technology sector, Eclipse's industry and its geographic location. Executive salary levels are set to approximate average rates, with the intent that superior performance under incentive bonus plans will enable the executive to elevate his total cash compensation levels that are above average of comparable companies. The Committee reviews salaries annually and adjusts them as appropriate to reflect changes in market conditions and individual performance and responsibilities.

Compensation to Chief Executive Officer in 2000

         Pursuant to an employment agreement effective October 16, 2000, Mr. Michael Quinn, Eclipse's Chief Executive Officer, received base compensation of $330,000 during 2000.

         Mr. Quinn's base salary was initially established by the Board of Directors. It was based on the Board's assessment that Mr. Quinn was uniquely qualified to lead Eclipse with his strong operational experience and history of accomplishments in the marketing and sales of products. The Board determined that his vision for Eclipse and his proven record of successful team building, would be pivotal to realizing the full potential of Eclipse.

Stock Option Plan

         The Committee believes that Eclipse's Stock Option Plan is an essential tool to link the long-term interests of stockholders and employees, especially executive management, and serves to motivate executives to make decisions that will, in the long run, give the best returns to stockholders. Stock options are generally granted when an executive joins Eclipse, with subsequent grants also taking into account the individual's performance and the vesting status of previously granted options. These options typically vest over a three year period and are granted at an exercise price equal to the fair market value of Eclipse's Common Stock at the date of grant. The size of initial option grants is based upon the position, responsibilities and expected contribution of the individual. This approach is designed to maximize stockholder value over a long term, as no benefit is realized from the option grant unless the price of Eclipse's Common Stock has increased over a number of years.

         In addition to the Stock Option Plan, executive officers are eligible to participate in Eclipse's Employee Stock Purchase Plan. This plan allows employees to purchase Eclipse's Common Stock at a price equal to 85% of the lower of the fair market value at the beginning of the offering period or the fair market value at the end of the purchase period.

         Other elements of executive compensation include life and long-term disability insurance, medical benefits and a 401(k) deferred compensation plan with no employer matching contribution for the fiscal year ended December 31, 2000. All such benefits are available to all regular, full-time employees of Eclipse.

         The foregoing report has been furnished by the Compensation Committee of the Board of Directors of Eclipse.


                                        Compensation Commitee


                                        Robert L. Mortensen
                                        Robert C. Strauss

                             STOCK PERFORMANCE GRAPH

         The Stock Performance Graph below shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference in any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference.

         The following Graph sets forth Eclipse's total cumulative shareholder return as compared to the Nasdaq Stock Market - Total Return Index (the "Nasdaq Total Return Index") and the Nasdaq Stock Market - Medical Devices, Instruments and Supplies, Manufacturers and Distributors Total Return Index (the "Nasdaq Medical Devices Index") from May 31, 1996 through December 31, 2000.

         Total shareholder return assumes $100 was invested at the beginning of the period in the Common Stock of Eclipse, the stocks represented in the Nasdaq Total Return Index and the stocks represented in the Nasdaq Medical Devices Index, respectively. Total return also assumes reinvestment of dividends. Eclipse has paid no dividends on its Common Stock.

         Historical stock price performance should not be relied upon as indicative of future stock price performance.


                       Eclipse Surgical Technologies, Inc.
                    Nasdaq Stock Market -- Total Return Index
                  Nasdaq Stock Market -- Medical Devices Index


[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                                            5/31/96         12/31/96        12/31/97        12/31/98        12/31/99        12/31/00
                                            -------         --------        --------        --------        --------        --------
Eclipse Surgical Technologies, Inc.         $100.00         $ 53.03         $ 35.61         $ 44.32         $ 44.70         $  5.12
NASDAQ Total Return Index                    100.00          103.23          126.06          174.29          321.20          196.46
NASDAQ Medical Devices Index                 100.00           86.65           99.19          111.12          134.40          138.46

                                  OTHER MATTERS

         Eclipse knows of no other matters to be submitted at the 2001 Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.



                                        By Order of the Board of Directors
Dated: May 16, 2001
                                        /s/ Ian A. Johnston

                                        Ian A. Johnston
                                        Secretary

                                   APPENDIX A

                      Description of the Stock Option Plan

         Generally: Eclipse's Stock Option Plan, as amended and restated (the "Option Plan") was approved by the Board of Directors and the shareholders in April 1996. The total number of shares currently reserved for issuance under the Option Plan is 5,100,000 shares. In March 2001, the Board of Directors approved a further increase of 500,000 shares issuable under the Option Plan, which, if approved by the shareholders, would increase the total shares reserved for issuance under the Option Plan since its inception to 5,600,000 shares. The Option Plan terminates in March 2006.

         Options granted under the Option Plan may be either "incentive stock options" (ISOs), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or nonstatutory options (NSOs).

         The Option Plan is not qualified under Section 401(a) of the Code and is not subject to the Employee Retirement Income Security Act of 1974 ("ERISA").

         Purpose of the Option Plan: The purposes of the Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of Eclipse and to promote the success of Eclipse's business.

         Administration of the Option Plan: The Option Plan may be administered by the Board of Directors of Eclipse or by one or more Committees appointed by the Board of Directors (the "Administrator"). The Administrator has full power to select the individuals to whom Options will be granted from among the officers, directors, consultants or other employees eligible for grants, to make any combination of grants to any participant and to determine the specific terms of each grant, subject to the provisions of the Option Plan. The interpretation of any provision of the Option Plan by the Administrator shall be final and conclusive. Members of the Board of Directors or its Committee receive no additional compensation for their services as Administrator of the Option Plan.

         Eligibility: The Option Plan provides that Options may be granted to employees and consultants (including employees, consultants and directors of Eclipse and its majority-owned subsidiaries). Outside directors are excluded from participation in the Option Plan.

         Stock Options: The Option Plan permits the granting of stock options that are intended to qualify as either ISOs or NSOs. In the case of ISOs, the option exercise price for each share shall not be less than 100% of fair market value of a share of Common Stock on the date of grant of such option. In the case of NSOs, the option exercise price for each share covered shall be determined by the Administrator. The fair market value of the Common Stock shall be the closing price as of the date prior to the date of grant as reported by the NASDAQ National Market System or other stock exchange. The term of each option will be fixed by the Administrator but may not exceed ten years from the date of grant for ISOs. The Administrator will determine the time or times that each option may be exercised. No employee may be granted an Option for more than 300,000 Shares in any fiscal year; provided however that in connection with initial employment an employee may be granted up to 600,000 additional shares.

         The exercise price of Options granted under the Option Plan must be paid in full by cash, check, shares of Eclipse (which, in the case of shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from Eclipse and which have a fair market value on the exercise date equal to the aggregate exercise price of the shares as to which said Option shall be exercised) or promissory note. The Administrator may authorize as payment the retention of shares having a fair market value on the date of exercise equal to the exercise price for the total number of shares as to which the Option is exercised or it may authorize delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to Eclipse the amount of sale or loan proceeds required to pay the exercise price. The Administrator may also authorize payment by any combination of the foregoing methods, as well as tax withholding with stock. For any ISO, the form of payment permitted will be stated on the notice of grant of the Option.

         In the event of termination of employment or of an Optionee's consultancy for any reason, including retirement, an Option may thereafter be exercised (to the extent it was exercisable), for a period of ninety days, subject to the stated term of the Option. If an Optionee's employment or consultancy is terminated by reason of the Optionee's death or disability, the Option will in general be exercisable for twelve (12) months following death, subject to the stated term of the Option.

         To qualify as ISOs, Options must meet additional federal income tax requirements. Under current law these requirements include limits on the value of ISOs that may become first exercisable annually with respect to any Optionee, and a shorter exercise period and a higher minimum exercise price in the case of certain large shareholders.

         Stock Purchase Rights: The Option Plan permits Eclipse to grant stock purchase rights to purchase Common Stock of Eclipse ("Stock Purchase Rights") either alone, in addition to, or in tandem with other awards under the Option Plan and/or cash awards made outside the Option Plan. Upon the granting of a Stock Purchase Right under the Option Plan, the offeree shall be advised in writing of the terms, conditions, and restrictions related to the offer, including the number of shares of Common Stock that the offeree shall be entitled to purchase, the price to be paid (which in no case shall be less than 85% of fair market value) and the time within which the offeree must accept such offer (which shall in no event exceed six (6) months from the date upon which the Administrators made the determination to grant the Stock Purchase Right), the offer shall be acceptable by execution of a restricted stock purchase agreement between Eclipse and the offeree.

         Unless the Administrator of the Option Plan determines otherwise, the restricted stock purchase agreement shall grant Eclipse a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment or consulting relationship with Eclipse for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchase to Eclipse. The repurchase option shall lapse at such rate as the Administrator may determine. The restricted stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Administrator, and such provisions need not be the same with respect to each purchaser. Upon exercise of a Stock Purchase Right, the purchaser shall have rights equivalent to those of a shareholder of Eclipse. As of the date of this proxy statement, no Stock Purchase Rights have been granted under the Option Plan.

         Adjustments for Stock Dividends, Mergers etc.: The Administrator is authorized to make appropriate adjustments in connection with outstanding Options or Stock Purchase Rights to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation or similar event, the Administrator in its discretion may provide for substitution or adjustments in, or may accelerate or adjust such Options or Stock Purchase Rights.

         Amendment and Termination: The Board of Directors may amend, alter, suspend or discontinue the Option Plan at any time, but such amendment, alteration, suspension or discontinuation shall not impair any Options or Stock Purchase Rights then outstanding under the Option Plan without the participant's consent.

                                   APPENDIX B

              Description of the 1996 Employee Stock Purchase Plan

         Generally: In April 1996 the Board of Directors of Eclipse adopted, and the shareholders subsequently approved, the 1996 Employee Stock Purchase Plan (the "Purchase Plan") and the reservation of 400,000 shares for issuance under the Purchase Plan. The Board of Directors has approved and the shareholders are being requested to approve an amendment to the Purchase Plan to increase the number of shares reserved for issuance under the Purchase Plan by 300,000 for a total of 700,000 shares.

         The Purchase Plan is intended to qualify under Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Purchase Plan is not qualified under Section 401(a) of the Code and is not subject to the Employee Retirement Income Security Act of 1974 ("ERISA").

         Purpose: The purpose of the Purchase Plan is to provide employees of Eclipse and it's majority-owned subsidiaries with an opportunity to purchase Common Stock of Eclipse through payroll deductions. At this time, all of Eclipse's subsidiaries are Designated Subsidiaries for purposes of participation in the Purchase Plan.

         Administration: The Purchase Plan is administered by the Board of Directors or a committee of the Board of Directors. The interpretation of any provision of the Purchase Plan by the Administrator shall be final and conclusive. Members of the Board of Directors or its Committee receive no additional compensation for their services in administering the Stock Purchase Plan.

         Eligibility: Employees who are employed by Eclipse or a Designated Subsidiary for at least 20 hours per week and five months per calendar year are eligible to participant in the Purchase Plan, provided that such employees are employed by Eclipse on both the enrollment date and the exercise date of an Offering Period. Eligibility is subject to certain limitations imposed by
Section 423(b) of the Code and limitations on stock ownership as defined in the Purchase Plan.

         Offering Dates: The Purchase Plan generally will be implemented by consecutive six month Offering Periods that begin every six months on May 16 and November 16 of each year. The Board of Directors has the power to change the duration of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least five days prior to the scheduled beginning of the first Offering Period to be affected.

         Participation in the Plan: Eligible employees become participants in the Purchase Plan by filing with the employer's payroll office a subscription agreement authorizing payroll deductions. An eligible employee who wishes to become a participant in an offering must file a subscription agreement with the payroll office prior to the commencement of such Offering Period. An employee who becomes eligible to participate in the Purchase Plan after the commencement of an offering may participate in the first Offering Period that starts after the filing by such employee of a subscription agreement.

         Purchase Price: Subject to certain amendments in response to accounting changes as described below, the purchase price per share at which shares are sold to participating employees under the Purchase Plan is the lower of (i) 85% of the fair market value per share of the Common Stock on the first day of the Offering Period (the "Offering Date") or (ii) 85% of the fair market value per share of the Common Stock on the last day of an Offering Period (the "Exercise Date"). The fair market value of the Common Stock shall be the closing price as of such date as reported by the NASDAQ National Market System or other stock exchange.

         Payment of Purchase Price; Payroll Deductions: The purchase price of the shares to be acquired under the Purchase Plan is accumulated by payroll deductions over each six-month Offering Period. The deductions may not exceed 15% of a participant's compensation. A participant may discontinue or decrease his participation in the Purchase Plan, but may not increase the rate of payroll deductions at any time during the Offering Period. Payroll deductions for a participant shall commence on the first pay day following the Offering Date and shall continue at the same rate until the end of the Offering Period unless sooner terminated as provided in the Purchase Plan.

         All payroll deductions made for a participant are credited to his account under the Purchase Plan and are deposited with the general funds of Eclipse. All payroll deductions received or held by Eclipse under the Purchase Plan may be used by Eclipse for any corporate purpose, and Eclipse shall not be obligated to segregate such payroll deductions. No charges for administrative or other costs may be made by Eclipse against the payroll deductions of a participant in the Purchase Plan.

         Purchase of Stock; Exercise of Option: By executing a subscription agreement to participate in the Purchase Plan, the employee is entitled to have shares placed under option to him. The maximum number of shares placed under option to a participant in an Offering Period is the number determined by dividing the total amount of his compensation which is to be withheld for the Offering Period by 85% of the fair market value of the Common Stock on the Offering Date. Unless the employee's participation is discontinued, his option for the purchase of shares will be exercised automatically on the Exercise Date at the applicable price.

         Notwithstanding the preceding paragraph, no employee shall be permitted to subscribe for shares under the Purchase plan if, immediately after the grant of the option, the employee would own 5% or more of the voting stock or value of all classes of stock of Eclipse or its majority-owned subsidiaries, nor shall any employee be granted an option which would permit him to purchase more than $25,000 worth of stock (determined at the time the option is granted) under all employee stock purchase plans of Eclipse in any calendar year.

         Withdrawal from the Purchase Plan: A participant's interest in a given Offering Period may be terminated in whole, but not in part, by signing and delivering to Eclipse a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected by a participant at any time prior to an Exercise Date. A participant's withdrawal from an Offering Period does not have any effect upon his eligibility to participate in subsequent Offering Periods under the Purchase Plan.

         Termination of Employment: Termination of a participant's employment for any reason, including retirement or death, or the failure of the participant to satisfy the requirements for eligibility, cancels his participation in the Purchase Plan immediately. In such event, payroll deductions credited to the participant's account will be returned to him, or in the case of death, to the person or person entitled thereto as provided in the Purchase Plan.

         Adjustments for Stock Dividends, Mergers etc.: The Board of Directors is authorized to make appropriate adjustments in connection with outstanding options to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation or similar event, the Board of Directors in its discretion may provide for substitution or adjustments of the options, or may shorten the current Offering Period(s) to provide for an earlier Exercise Date.

         Amendment and Termination of the Plan: The Board of Directors may at any time amend or terminate the Purchase Plan, except that (subject to special amendments in response to accounting changes) such termination cannot adversely affect the rights of any participant.

                                  APPENDIX C

                            AUDIT COMMITTEE CHARTER

Purpose

         The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of Eclipse Surgical Technologies, Inc.'s (the "Company") financial reporting process, including by reviewing the financial reports and other financial information provided by the Company to its shareholders, the Company's systems of internal accounting and financial controls and the annual independent audit of the Company's financial statements.

         In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

         The Committee shall review the adequacy of this Charter on an annual basis.

Membership and Meetings

         The Committee shall be comprised of not less than three non-employee members of the Board. The Board shall designate a chairman of the Committee. The Committee's composition will meet the requirements of the Audit Committee Policy of the NASDAQ.

         Accordingly, all of the members will be directors who:

o Have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

o Are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

The Committee shall meet as frequently as the committee may deem appropriate.

Key Responsibilities

         The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the independent auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management including any internal audit staff, as well as the outside auditors, have more time, knowledge and more detailed information about the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

         The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

o Review and discuss with management and the independent auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K), and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, as amended.

o The Committee or the Chairman of the Committee shall review with management and the outside auditors the Company's interim financial results to be included in the Company's quarterly reports

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


         to be filed with Securities and Exchange Commission and any matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

o Discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

o The audit committee shall review the independence and performance of the auditors. With respect to the independence of the independent auditors, the Committee shall:

         -- Request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

         --       Discuss  with  the  outside   auditors   any  such   disclosed
                  relationships and their impact on the outside auditor's independence; and

         -- Recommend that the Board take appropriate action to oversee the independence of the outside auditor.

o The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

Other Matters

         The Committee shall prepare such reports as are required by the Securities and Exchange Commission for inclusion in the Company's annual proxy statement and maintain minutes of its meetings.

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